UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 13, 2005
(Date of earliest event reported)

MICRO LINEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24758	94-2910085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 Concourse Drive, San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 433-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events

On December 13, 2005, Micro Linear Corporation (the “Registrant”) implemented a plan to reduce its operating expenses.  This plan includes a reduction in workforce by approximately 20%.  The total costs related to this plan, consisting primarily of termination benefits for affected employees, are currently estimated to be approximately $200,000.  These costs are expected to be recognized in the Registrant’s financial statements in the fourth quarter of 2005 and paid out over the next three months.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K, including statements as to the exact size of the workforce reduction and expected total costs relating to the operating expense reduction plan and timing of the incurrence of those costs, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, unanticipated costs, delays or difficulties in implementing the operating expense reduction plan and other risks detailed in the Registrant’s Form 10-Q for the fiscal quarter ended October 2, 2005 and from time to time in the Registrant’s SEC reports. These forward-looking statements speak only as of the date hereof.  The Registrant disclaims any obligation to update these forward-looking statements.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  December 13, 2005.

MICRO LINEAR CORPORATION

By:	/s/ Michael Schradle

Michael Schradle
Chief Financial Officer